EXHIBIT 11 - COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                               Column A           Column B           Column C
                               Weighted                              Income
                               Average                               (loss) Per
                               Number of            Net              Common
                               Shares              Income            Share
                               Outstanding*        (Loss)            (B/A)
                               -------------------------------------------
Six months ended:
  November 30, 1997               5,243,875        67,215            .01
  November 30, 1996               4,013,765      (187,678)          (.05)

Three months ended:
  November 30, 1997               5,237,612       160,819            .03
  November 30, 1996               4,013,765      (149,599)          (.04)

                                     Six Months Ended         Three Months Ended
                                        November 30,              November 30,
                                     1997         1996        1997       1996
                                     -----------------        -----------------
*Computation of weighted
 average number of common share
 outstanding and common
 equivalent shares:

 Common shares outstanding
  at the beginning of the
  period                         5,135,548    4,013,765   5,086,123   4,013,765

Weighted average of common
  shares issued during the
  period                             1,120           --         164          --

Weighted average of common
 shares repurchased for the
 treasury during the per           (44,118)          --          --          --

Weighted average of the common
 equivalent shares attributable
 to stock options granted,
 computed under the treasury
 stock method                      151,325           --     151,325          --
                                 ---------    ---------   ---------   ----------
Weighted average number of
   common and common
   equivalent shares             5,243,875    4,013,765   5,237,612   4,013,765
                                 =========    =========   =========   =========

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